Exhibit 99.3




(MULTICURRENCY--CROSS BORDER)




                                     ISDA(R)

                  INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                                MASTER AGREEMENT


                                   dated as of

                                 March 13, 2000
                                 ---------------


                 Credit Agricole Lazard Financial Products Bank
                 ----------------------------------------------

                                      AND

                           Taurus International S.A.
                           -------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.


Accordingly, the parties agree as follows:--

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this


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         (iii)      Agreement, in freely transferable funds and in the manner
         customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iv) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      NETTING.  If on any date amounts would otherwise be payable:--

         (i)      in the same currency; and

         (ii)     in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)      DEDUCTION OR WITHHOLDING FOR TAX.

         (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

                  (1) promptly notify the other party ("Y") of such requirement;


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                  (2)      pay to the relevant authorities the full amount
                  required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                           (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                           (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for
                           (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or
                           (II) a Change in Tax Law.

         (ii)     LIABILITY. If:--

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under
                  Section 2(d)(i)(4);

                  (2)      X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).


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(e)      DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


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(b)      ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of
Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.


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(b)      MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii)    CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to


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                  which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi)     CROSS DEFAULT. If "Cross Default" is specified in the
         Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the


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                  case of any such proceeding or petition instituted or
                  presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
                  (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--


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         (i)      ILLEGALITY. Due to the adoption of, or any change in, any
         applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or


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         (v)      ADDITIONAL TERMINATION EVENT. If any "Additional Termination
         Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.


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         (iii)    TWO AFFECTED PARTIES. If an Illegality under Section
         5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv)     RIGHT TO TERMINATE. If:--

                  (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i)      If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with
                  Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2)      Two Affected Parties. If there are two Affected
                  Parties:--

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (i) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)      in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.


"SET-OFF' means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating the Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


Credit Agricole Lazard
Financial Products Bank                      Taurus International S.A.
 ................................             ...................................
        (Name of Party)                                (Name of Party)

By:  /s/ Patrick K. Palmer                   By:  /s/ D.A.L. Bennett
    ............................                 ...............................
    Name: P. K. Palmer                           Name: D.A.L. Bennett
    Title: Designated Signatory                  Title: Director
    Date: March 13, 2000                         Date: March 13, 2000

                                      ISDA

              International Swap and Derivatives Association, Inc.

                                    SCHEDULE
                                     to the
                                Master Agreement

                           dated as of March 13, 2000

between CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK  ("Party A")

and

TAURUS INTERNATIONAL S.A.  ("Party B")

Part 1. TERMINATION PROVISIONS.

(a)    "SPECIFIED ENTITY" means in relation to Party A for the purpose of:--

       Section 5(a)(v)           :       Caisse Nationale de Credit Agricole.

       Section 5(a)(vi)          :       Caisse Nationale de Credit Agricole.

       Section 5(a)(vii)         :       Caisse Nationale de Credit Agricole.

       Section 5(b)(iv)          :       Caisse Nationale de Credit Agricole.

                               and in relation to Party B for the purpose of:--

       Section 5(a)(v)           :       Not Applicable.

       Section 5(a)(vi)          :       Not Applicable.

       Section 5(a)(vii)         :       Not Applicable.

       Section 5(b)(iv)          :       Not Applicable.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi), as amended herein, will apply to Party A and will not apply to Party B. Section 5(a)(vi) is hereby amended by deleting in the seventh line thereof the words ", or becoming capable at such time of being declared," and the following proviso is inserted at the end of said Section 5(a)(vi): "provided, however, that notwithstanding the forgoing, an Event of Default shall not occur under either (1) or (2) above if (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Local Business Days following receipt of written notice from an interest party of such failure to pay."

         "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14 of this Agreement.

         "THRESHOLD AMOUNT" means, with respect to Party A, USD $10,000,000 or its equivalent in any currency.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B; provided, however, that the phrase "materially weaker" means the senior long-term debt or deposits of the resulting, surviving or transferee entity is or are, as the case may be, rated less than investment grade by Standard & Poor's Corporation or its successor or Moody's Investors Service, Inc. or its successor."

(e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this Agreement:--

      (i) Market Quotation will apply.

      (ii) The Second Method will apply.

(g)   "TERMINATION CURRENCY" means United States Dollars.

(h)   ADDITIONAL TERMINATION EVENT will not apply.

      For purposes of this Agreement:

            "CALL OPTION" means the call option Party B purchased from Party A pursuant to the Confirmation dated as of the date of this Agreement.

            "ISSUER" means the issuer of the Shares with respect to a Transaction.

            "PURCHASE AGREEMENT" means the Purchase Agreement dated on the date of this Agreement among Party A, Party B, Taurus Investments S.A. and Tokyo-Mitsubishi International plc in relation to the sale and purchase of Shares.

            "SHARES" means the Common Shares, without par value, of Terra Industries Inc., a company incorporated in the State of Maryland, United States of America.

            "TMI" is Tokyo-Mitsubishi International plc, a purchaser of Shares pursuant to the Purchase Agreement.

            "TRANSACTION" means any Transaction entered into pursuant to a Confirmation delivered pursuant to, and forming a part of, this Agreement, as amended or modified from time to time.

Part 2. TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:--

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A makes no representations and Party B makes no representations.

Part 3.  AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:--

(a)   Tax forms, documents or certificates to be delivered are:--

Each party agrees to complete, accurately and in a manner reasonably satisfactory to the other party (or any Credit Support Provider thereof), execute, arrange for any required certification of, and deliver to the other party (or any Credit Support Provider thereof) or such government or taxing authority as the other party (or any Credit Support Provider thereof) directs, any form or document that may be required or reasonably requested in order to assist or enable the other party (or any Credit Support Provider thereof) to secure the benefit of any available exemption or relief from any deduction or withholding for or on account of any Tax or, if there is no available exemption or relief as aforesaid, to secure the benefit of any reduced rate of deduction or withholding in respect of any payment under this Agreement (or any Credit Support Document) promptly upon the earlier of: (i) reasonable demand by the other party (or any Credit Support Provider thereof); and (ii) learning that the form or document is required.

(b)   Other documents to be delivered are:--

PARTY REQUIRED          FORM/DOCUMENT/                 DATE BY WHICH TO BE          COVERED BY
TO DELIVER              CERTIFICATE                    DELIVERED                    SECTION 3(D)
DOCUMENT                                                                            REPRESENTATION

Party A                 Guarantee of Caisse            At execution                          Yes
                        Nationale de Credit
                        Agricole (the
                        "Guarantor") executed
                        by way of a deed poll
                        in the form attached as
                        Exhibit A to the
                        Purchase Agreement

Party A                 Guarantee of the               Within 10 business                    Yes
                        Guarantor in the form          days following
                        attached as Exhibit E to       execution
                        the Purchase Agreement

Party A                 Evidence of the                At execution                          Yes
                        authority of a specified
                        person or persons to
                        execute this Agreement,
                        including the
                        Confirmation, on behalf
                        of Party A

Party A                 Annual Financial               On demand of Party                    Yes
                        Statements of the              B, in respect of the
                        Guarantor                      latest publicly
                                                       available financial
                                                       statements prior to the
                                                       date of this
                                                       Agreement and in
                                                       respect of financial
                                                       statements that
                                                       hereafter become
                                                       publicly available

Party B                 Evidence of the                At execution                          Yes
                        authority of a specified
                        person or persons to
                        execute this Agree-
                        ment, including the
                        Confirmation, on
                        behalf of Party B


Part 4.  MISCELLANEOUS.

(a)   ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this
      Agreement:--

      Address for notices or communications to Party A:--

      Address:            11 Moorfields Highwalk, London EC2Y 9DY, U.K.
      Attention:  Settlements
      Telex:  Not Applicable                   Answerback:  Not Applicable
      Facsimile No.:  +44 207 815 1966         Telephone No.:  +44 207 815 1900
      Electronic Messaging System Details:  Not Applicable.

      Address for notices or communications to Party B:--

      Address:  9 rue Sainte Zithe, L-2763, Luxembourg
      Attention:  Company Secretary
      Telex:  Not Applicable                   Answerback:  Not Applicable
      Facsimile No.:  +352 404 110-20          Telephone No.:  +352 404 110-1
      Electronic Messaging System Details:  Not Applicable

      With a copy to:  Anglo American plc
      Address:  20 Carlton House Terrace, London SW1Y 5AN, U.K.
      Attention:  Company Secretary
      Telex:  Not Applicable                   Answerback:  Not Applicable
      Facsimile No.:  +44 207 698 8755         Telephone No.:  +44 207 698 8888
      Electronic Messaging System Details:  Not Applicable.

(b)   PROCESS AGENT.  For the purpose of Section 13(c) of this Agreement:--

      Party A: Not applicable

      Party B appoints as its Process Agent: Anglo American Services (UK) Limited at present of 20 Carlton House Terrace, London SW1Y 5AN, United Kingdom.

(c)   OFFICES.  The provisions of Section 10(a) will apply to this Agreement.

(d)   MULTIBRANCH PARTY.  For the purpose of Section 10(c) of this Agreement:--

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   CALCULATION AGENT.  The Calculation Agent is Party A.

(f)   CREDIT SUPPORT DOCUMENT.  Details of any Credit Support Document:

      In the case of Party A, the Guarantee of Party A's obligations hereunder by the Guarantor dated as of the date hereof.

      In the case of Party B, not applicable.

(g) CREDIT SUPPORT PROVIDER. Credit Support Provider means in relation to Party A: Caisse Nationale de Credit Agricole, a corporation incorporated under the laws of the Republic of France.

      Credit Support Provider means in relation to Party B: Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of England.

      Each party to this Agreement agrees for the benefit of the other parties hereto that (i) if any party has any claim against the other arising out of or in connection with this Agreement such claim shall be referred to the High Court of Justice in England, to the exclusive jurisdiction of which each of the parties irrevocably submits; and (ii) each party to this Agreement irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any court and any claim it may now or hereafter have that any action or proceeding has been brought in an inconvenient or inappropriate forum.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transactions under this Agreement.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

(k) RECORDED CONVERSATIONS. Each party may electronically record all telephone conversations between them in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

Part 5.  OTHER PROVISIONS.

(a) DEFINITIONS. This Agreement, each Confirmation and each Transaction are subject to the 1991 ISDA Definitions as supplemented by the 1998 Supplement to the ISDA Definitions and the 1996 ISDA Equity Derivatives Definitions (the "Equity Derivatives Definitions") (each as published by the International Swaps and Derivatives Association, Inc. (formerly the International Swap Dealers Association, Inc.)) (collectively, the "Definitions"), and will be governed in all respects by the provisions set forth in the Definitions. The provisions of the Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each Confirmation, as if set forth in full in this Agreement or in that Confirmation. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(b) GROSS UP. The third line of Section 2(d)(i) of this Agreement is hereby amended by the insertion before the phrase "of any relevant governmental revenue authority" of the words ", application or official interpretation" and the insertion of the words "(either generally or with respect to a party to this Agreement)" after such phrase.

(c) ANNUAL FINANCIAL STATEMENTS. "Annual Financial Statements" means, in respect of the Guarantor, a statement of its assets and liabilities, certified by a public accountant and prepared in accordance with accounting principles that are generally accepted in France, as of the end of the most recent calendar year or such other date as Party B may reasonably specify.

(d) SET-OFF. Any amount (the "Early Termination Amount") payable to one Party ("Receiving Party") by the other ("Paying Party") under Section 6(e), in circumstances where the Receiving Party is the Defaulting Party or the only Affected Party in the case where a Termination Event has occurred, will, at the option of Paying Party (and without prior notice to the Receiving Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Receiving Party to the Paying Party (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Receiving Party and the Paying Party or instrument(s) or undertaking(s) issued or executed by the Receiving to, or in favour of, the Paying Party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). The Paying Party will give notice to the Receiving Party of any set-off effected under this Part 5(d).

      For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by the Paying Party into the currency in which the other is denominated at the rate of exchange at which the Paying Party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

      If an obligation is unascertained, the Paying Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the Paying Party accounting to the Receiving Party when the obligation is ascertained.

      Nothing in this Part 5(d) shall be effective to create a charge or other security interest. This Part 5(d) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which the Paying Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(e) REPRESENTATIONS. Section 3 is hereby amended by (i) adding the following sentence at the end of subparagraph (c) of Section 3 of the Agreement:
      "Without limitation of the foregoing, Party A will make any and all filings or reports required to be made by it under applicable laws and regulations in connection with its ownership of any Shares that are the subject of any Transaction entered into under this Agreement"; and (ii) adding at the end thereof the following subparagraphs (g) and (h):

      (g) ELIGIBLE SWAP PARTICIPANT. It constitutes an "eligible swap participant" as such term is defined in Rule 35.1(b)(2) of the Commodity Futures Trading Commission, 17 C.F.R. ss. 35.1(b)(2)(1993).

      (h) LINE OF BUSINESS. Each of Party A and Party B has entered into this Agreement (including each Transaction entered into hereunder) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(f)   PARTY A REPRESENTATIONS.  Party A hereby represents to Party B that:--

      (i) Party A is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the United States Securities Act of 1933 ("Securities Act").

      (ii) Party A is acting as a principal and not as an agent in connection with this Agreement and each Transaction entered into under this Agreement.

      (iii) Party A is solely responsible for Party A's trading or investment decisions with respect to this Agreement and each Transaction entered into under this Agreement and is not relying on Party B or its affiliates in connection with any such decisions, and neither Party B nor any such affiliate is acting as an adviser to or fiduciary of Party A in connection with any Transaction under this Agreement.

      (iv) Party A has sufficient knowledge, experience and access to professional advice to make its own legal, tax, accounting, financial and other evaluation of the merits and risks of entering into this Agreement and each Transaction hereunder, has reviewed the documentation relating to this Agreement and each Transaction hereunder carefully with Party A's financial, legal and tax advisers and has determined that entering into this Agreement and each Transaction hereunder is consistent with Party A's objectives. Without limitation of the foregoing, or of any other provisions of this Agreement, Party A acknowledges and understands that Transactions entered into under this Agreement may involve complex legal, tax and regulatory considerations that are highly dependent on facts and circumstances related to itself, that Party A will have sufficient information regarding such facts and circumstances to determine the legal, tax and regulatory consequences of such Transactions for Party A and that Party A, together with its legal, tax and financial advisers, will be solely responsible for determining and evaluating such consequences and making its own independent decisions with respect to such Transactions based on such determinations and evaluations and any other factors or considerations deemed relevant by Party A or its advisers.

      (v) Neither Party A nor any person (including without limitation Caisse Nationale de Credit Agricole and Lazard Freres & Co., LLC) acting on its behalf has offered or sold any Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

      (vi) Party A is not in possession of, and does not have special access to, any material non-public information regarding the Issuer. Party A is not, and during the term of any Transaction will not become, an "affiliate" (as defined in Rule 144 under the Securities Act) of the Issuer.

      (vii) Party A understands that the securities subject to this Agreement have not been registered under the Securities Act or any state securities law of the United States of America, and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

      (viii) Party A further acknowledges and agrees that Party B and its affiliates may engage in sale, purchase, proprietary trading or other transactions for their own accounts and the accounts of their affiliates in the Shares or in securities that are convertible, exercisable or exchangeable into or for the Shares (including such trading as Party B or its affiliates deem appropriate in their sole discretion to hedge its or their market risk in any transaction whether between Party A and Party B or with other third parties) and that such trading may affect the value of the Option Transactions (as defined in the Confirmation), the Shares or other instruments underlying the Option Transactions.

(g)   PARTY B REPRESENTATIONS.  Party B hereby represents to Party A that:--

      (i) Party B is solely responsible for Party B's trading or investment decisions with respect to this Agreement and each Transaction entered into under this Agreement and is not relying on Party A or its affiliates in connection with any such decisions, and neither Party A nor any such affiliate is acting as an adviser to or fiduciary of Party B in connection with any Transaction under this Agreement.

      (ii) Party B has sufficient knowledge, experience and access to professional advice to make its own legal, tax, accounting, financial and other evaluation of the merits and risks of entering into this Agreement and each Transaction hereunder, has reviewed the documentation relating to this Agreement and each Transaction hereunder carefully with Party B's financial, legal and tax advisers and has determined that entering into this Agreement and each Transaction hereunder is consistent with Party B's objectives. Without limitation of the foregoing, or of any other provisions of this Agreement, Party B acknowledges and understands that Transactions entered into under this Agreement may involve complex legal, tax and regulatory considerations that are highly dependent on facts and circumstances related to itself, that Party B will have sufficient information regarding such facts and circumstances to determine the legal, tax and regulatory consequences of such Transactions for Party B and that Party B, together with its legal, tax and financial advisers, will be solely responsible for determining and evaluating such consequences and making its own independent decisions with respect to such Transactions based on such determinations and evaluations and any other factors or considerations deemed relevant by Party B or its advisers.

(h) ADDITIONAL COVENANTS. The following paragraphs (f), (g), (h) and (i) are hereby added at the end of Section 4 of this Agreement:

      (f) EXERCISE OF CALL OPTIONS.

      (i) Party B agrees that it shall not exercise the Call Option at any time that it is in possession of material non-public information regarding the Issuer. Party B agrees to indemnify and hold harmless Party A against any losses, claims, damages or liabilities to which Party A may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach by Party B of the covenant set forth in the immediately preceding sentence. In case any such action described in this clause (i) shall be brought against Party A, it shall notify Party B of the commencement thereof; provided, however, that failure to notify shall not relieve Party B from any liability it may have to Party A under this Section. Party B shall be entitled to participate therein and, to the extent that it wishes, assume the defence thereof, with counsel of its choice. Party A shall not, without the written consent of Party B, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not Party A is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of Party A from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of Party A.

      (ii) Party B shall be deemed to represent to Party A that it is in compliance with the covenant set forth in clause (i) on each occasion on which it exercises the Call Option.

      (iii) In connection with any sale of Shares by Party A contemporaneous in time with an exercise of the Call Option by Party B, Party B agrees to use commercially reasonable efforts to seek an indemnity from the Issuer in favour of Party A against any losses, claims, damages or liabilities to which Party A may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission of a material fact contained in any offering document used in connection with such sale, including without limitation any filing made by the Issuer under the Securities Act or the United States Securities Exchange Act of 1934 ("Exchange Act") and incorporated by reference therein.

      In connection with any sale of Shares by TMI contemporaneous in time with an exercise of the Call Option by Party B, Party B agrees to use commercially reasonable efforts to seek an indemnity from the Issuer in favour of Party A against losses, claims, damages or liabilities to which Party A may become subject as a result of providing an indemnity in favour of TMI against any losses, claims, damages or liabilities to which TMI may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission of a material fact contained in any offering document used in connection with such sale, including without limitation any filing made by the Issuer under the Securities Act or the Exchange Act and incorporated by reference therein.

      (iv) Notwithstanding anything in this Agreement to the contrary, Party B shall not have the right to exercise the Call Option unless at the time the Call Option is exercised:

            (A) Party A and TMI are permitted by applicable law to dispose of (or have in fact disposed of) all or any portion of their Shares pursuant to an effective registration statement covering the total number of Shares sold to the two purchasers under the Purchase Agreement; or

            (B) Party A or TMI is permitted by applicable law to dispose of (or have in fact disposed of) all or any portion of its Shares in a transaction exempt from registration under the Securities Act; provided that in connection with a transaction exempt from registration, subject to clauses (i) and (ii) Party B may exercise the Call Option with respect to the number of Deemed Disposal Shares (as defined below) or, if so contemplated by the offer in respect thereof, any number of Shares not in excess of the sum of the Deemed Disposal Shares (i) within five Local Business Days after Party B receives notice from Party A of the offer relating to the Deemed Disposal Shares or (ii) at any time and from time to time after an Independent Disposal, provided that in the case of clause
            (i) such offer does not terminate prior to the date on which Party A and/or TMI dispose of their Shares (or the date Party A and/or TMI could have disposed of their Shares).

            For all purposes under this Agreement:

            "Deemed Disposal Shares" shall mean (1) the number or numbers of Shares in respect of which (a) Party A and/or TMI shall have been obligated to notify Party B in accordance with Section 6(e)(i) of the Purchase Agreement or (b) Party B shall have notified Party A in accordance with Section 6(e)(ii) of the Purchase Agreement, in connection with an offer from a purchaser or purchasers on commercially reasonable terms (it being understood that price is not to be taken into account in assessing such commercial reasonableness) and which, on the date on which Party A and/or TMI is able to dispose of all or any portion of their Shares pursuant to that offer (whether or not Party A and/or TMI accept such offer and in fact dispose of their Shares), has not been withdrawn or reduced (and if so reduced, the reduced number of Shares shall be deemed to be the Deemed Disposal Shares); (2) in the event that there is a contemporaneous sale of Shares in which Party B (or an affiliate thereof) and one or both of Party A and TMI are selling to the same purchaser or purchasers, the number of Shares such purchaser or purchasers offers to purchase from Party A and/or TMI; or (3) any number of Shares not in excess of the number of Shares disposed of in an Independent Disposal.

            "Independent Disposal" means a private placement arranged between Party A and/or TMI and a purchaser or purchasers in which Party B is not participating and which Party A and/or TMI dispose of Shares not in response to an exercise of Call Options by Party B.

      (g) NOTICE OF TAX LIENS. Promptly upon (and in any event within three days after) becoming aware that any filing of a federal lien in respect of Party A or any of Party A's property has been made in the United States of America, or that the United States Internal Revenue Service intends to make or contemplates making any such filing, Party A shall give notice of such occurrence to Party B, specifying the nature and status of such filing.

      (h) INFORMATION AND CONFIDENTIALITY. Party A shall give prior notice to Party B of, and shall give Party B the opportunity to review in advance, any filing to be made by Party A relating to this Agreement or the transactions contemplated herein and Party B shall have the right to consult with the Purchasers regarding any information relating to Party B or its affiliates therein.

      Party A shall supply such information with respect to itself, its directors, officers and shareholders and such other matters as may be reasonably necessary as Party B may reasonably request for the purpose of preparation of any registration statement, notice, form or other documents to be filed with any court or governmental agency or body having jurisdiction over Party B or any of its subsidiaries or any of their properties, or any stock exchange authority or self-regulatory organisation ("Governmental Authority").

      Party B shall supply such information with respect to itself, its directors, officers and shareholders and such other matters as may be reasonably necessary, as Party A may reasonably request for the purpose of preparation of any registration statement, notice, form or other documents to be filed with any Governmental Authority.

      Neither party will, without the prior written consent of the other, directly or indirectly, make any disclosure with respect to this Agreement, except as may be required by applicable law or any order, rule or regulation of any Governmental Authority. Party A acknowledges and agrees that Party B or its affiliates thereof will be filing this Agreement as an exhibit to a form on Schedule 13D it will be filing under the Exchange Act.

      (i) NOTICES. Each Party will immediately notify the other of the occurrence of an Event of Default under this Agreement, where that Party is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default.

(i) TRANSFER. Section 7 of this Agreement is replaced in its entirety with the following:

      (a) Neither this Agreement nor any interest or obligation in or under this Agreement or any Transaction may be transferred by Party A without the prior written consent of Party B and any purported transfer without such consent will be void; provided, however, that Party A may transfer the Agreement, or any of its interests and obligations in and under the Agreement or all or any number of Transactions, to Caisse Nationale de Credit Agricole with prior written notice to Party B.

      (b) Neither this Agreement nor any interest or obligation in or under this Agreement or any Transaction may be transferred by Party B without the prior written consent of Party A and any purported transfer without such consent will be void, provided however that Party B may transfer the Agreement, or any of its interests and obligations in and under this Agreement or all or any number of Transactions, to an Affiliate of Party B with prior notice to Party A.

(j)   BINDING EFFECT.

      The following paragraph (h) is hereby added at the end of Section 9 of this Agreement:

      (h) BINDING EFFECT. This Agreement shall bind and inure to the benefit of Party A and Party B and their respective heirs, distributees, executors, personal representatives and administrators and permitted successors and assigns.

(k)   DEFINITIONS.

      (i) For all purposes of this Agreement, "Contractual Currency" means United States Dollars.

      (ii) The definition of "law" in Section 14 of this Agreement is hereby amended by the insertion of the words "either generally or with respect to a party to this agreement" after the phrase "any relevant governmental revenue authority" and the addition of the words "Change in Tax Law," before the word "lawful" in the second line.

(l) CONFIRMATIONS. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter confirm the accuracy of, or request the correction of, such Confirmation, in the latter case indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct.

(m) MAINTAIN AUTHORISATIONS. Section 4(b) of this Agreement is hereby amended by deleting the words "use all reasonable efforts to" from the first and third lines thereof.

(n) BREACH OF AGREEMENT. Section 5(a)(ii) of this Agreement is hereby amended by replacing the word "thirtieth", in the fifth line thereof, with the word "fifth".

(o) DEFAULT UNDER SPECIFIED TRANSACTIONS. Section 5(a)(v)(2) of this Agreement is hereby amended by replacing the words "the last" with the word "any".

(p)   CONDITIONS PRECEDENT. The condition precedent set forth in clause (1) of
      Section 2(a)(iii) of this Agreement shall not apply to payments scheduled to be made by Party B pursuant to Section 2(a)(i) hereof at a time when Party A has no further payment or delivery obligations (contingent or other) under this Agreement.

(q) LAZARD DISCLAIMER. The Sellers are hereby notified and acknowledge that none of Lazard Freres et Cie, Lazard Freres & Co., LLC, Lazard Brothers & Co. Limited or any of their partners, officers, employees or any of their subsidiaries or associates have any responsibility of any kind for any of the debts, liabilities or other obligations of Credit Agricole Lazard Financial Product Bank, or to ensure its solvency or to make any contribution to its assets as a result of its becoming insolvent, notwithstanding their interests in its shares, representations on its board and its rights to use the Lazard name.

       IN WITNESS WHEREOF, the parties have executed this document as of the date specified on the first page hereof.

                                                    Party A
                                                    -------

                                 CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK


                                 By: /s/ Patrick K. Palmer
                                     ------------------------------------------
                                     Name: P. K. Palmer
                                     Title: Designated Signatory

                                                    Party B
                                                    -------


                                 TAURUS INTERNATIONAL S.A.


                                 By: /s/ D.A.L. Bennett
                                     ------------------------------------------
                                     Name: D.A.L. Bennett
                                     Title: Director

                 Credit Agricole Lazard Financial Products Bank


--------------------------------------------------------------------------------


                   Share Option Transaction (Cash Settlement)

                                                                   13 March 2000

                                  Confirmation

Taurus International S.A.,
9 rue Sainte Zithe,
L-2763,
Luxembourg


--------------------------------------------------------------------------------


Dear Sirs,

         The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 1991 ISDA Definitions, as supplemented by the 1998 Supplement to the ISDA Definitions (the "Swap Definitions") and in the 1996 Equity Derivatives Definitions (the "Equity Definitions" and together with the Swap Definitions, the "Definitions"), as published by the International Swaps and Derivatives Association Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 13 March 2000, as amended and supplemented from time to time (the "Agreement"), between Credit Agricole Lazard Financial Products Bank ("Party A") and Taurus International S.A. ("Party B"). All provisions (including definitions) contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

A.  GENERAL TERMS:

         Trade Date:                   13 March 2000

         Option Style:                 American

         Option Type:                  Call

         Seller:                       Party A

         Buyer:                        Party B

         Shares:                       Common shares of the Issuer, no par value

         Issuer:                       Terra Industries Inc.

         Number of Options:            5,000,000

         Option Entitlement:           1 Share per Option

         Multiple Exercise:            Applicable, subject to Limitations to
                                       Exercise set out below;

         Minimum Number of Options:    The lesser of (i) 75,000 Options and (ii)
                                       the number of Options not yet exercised
                                       by Party B;

         Maximum Number of Options:    A number of Options equal to the number
                                       of Deemed Disposal Shares or, if so
                                       contemplated by any offer in respect
                                       thereof, any number of Shares not in
                                       excess of the sum of the Deemed Disposal
                                       Shares, provided that if the relevant
                                       Tranche Price for such exercise shall be derived from a Market Disposal, the Maximum Number of Options shall be equal to the Permitted Number; and provided further that if the relevant exercise shall be an Independent Exercise Date following a Final Disposal, then the Maximum Number of Options shall be equal to the number of Options not yet exercised by Party B;

         Deemed Disposal Shares:       The meaning set out in Section (h) of
                                       Part 5 of the Schedule to the Agreement;

         Permitted Number:             A number equal to twice the average daily
                                       trading volume of Shares on the Exchange for the 20 Exchange Business Days prior to the Tranche Exercise Date;

         Premium:                      $10,000,000

         Fee:                          $1,250,000

         Premium and Fee Payment Date: The Trade Date

         Exchange:                     NYSE

B.  EXERCISE TERMS

I.  PROCEDURE FOR EXERCISE:

         Tranche Exercise Date:        Any Seller Business Day from and
                                       including the Premium Payment Date to and including the Expiration Date (a) on which Party A and TMI are permitted by applicable law to dispose of all or any portion of their Shares pursuant to an effective registration statement covering the total number of Shares purchased by Party A and TMI on the date of the Purchase Agreement, prior to the Latest
                                       Exercise Time on such date or (b) on
                                       which Party A or TMI is permitted by
                                       applicable law to dispose of all or any
                                       portion of the Shares in a transaction
                                       exempt from registration under the
                                       Securities Act of 1933, as amended; or
                                       (c) is a day which follows an Independent
                                       Disposal or a Final Disposal; other than, in the case of an exercise which is to give rise to a Market Tranche
                                       Commencement Date, a day in the period
                                       from and including a previous Market

                                       Tranche Notification Date to and
                                       including the 10th Exchange Business Day next following such Market Tranche Notification Date;

         Independent Exercise Date:    A Tranche Exercise Date which arises as
                                       the result of an Independent Disposal or a Final Disposal, which date may be at any time and from time to time following an Independent Disposal or a Final
                                       Disposal;

         Disposal Date:                (A) in respect of a Joint Block Trade,
                                       Joint Disposal or Individual Disposal,
                                       the date of such sale, (B) in respect of an Independent Disposal or a Final
                                       Disposal, the third Exchange Business Day following the related subsequent Exercise
                                       Date, (C) in respect of a Market
                                       Disposal, the relevant Market Tranche
                                       Notification Date;

         Market Tranche Execution      The period from and including the
         Period:                       relevant Market Tranche Commencement Date
                                       to, but excluding, the Market Tranche
                                       Notification Date;

         Market Tranche Commencement   the Business Day next following a Tranche
         Date:                         Exercise Date which gives rise to a
                                       Market Disposal;

         Market Tranche Notification   the Business Day following a Market
         Date:                         Tranche Commencement Date on which Party
                                       A serves a notice of completion of a
                                       Tranche, which shall be as close as
                                       possible to the Market Tranche
                                       Commencement Date as commercially
                                       practicable, taking into account the
                                       likely effect on the market price of the Shares and in any event, no later than the Seller Business Day next following the Maximum Period End Date;

         Maximum Period End Date:      the date which falls 20 Exchange Days (on
                                       which a Market Disruption Event does not occur) from and including the Market
                                       Tranche Commencement Date;

         Latest Exercise Time:         3.00 p.m. (local time in London) on the
                                       relevant Tranche Exercise Date. If any
                                       notice of exercise shall be received
                                       after the Latest Exercise Time, then the relevant- Tranche Exercise Date shall be deemed to be the next following Seller
                                       Business Day;

         Expiration Time:              3.00 p.m. (local time in London);

         Expiration Date:              at the Expiration Time on the fourth
                                       anniversary of the Premium and Fee
                                       Payment Date, or if such anniversary is
                                       not an Exchange Business Day then the
                                       next following Exchange Business Day

         Automatic Exercise:           Inapplicable

         Party A's Telephone Number    Tel:  44 207 815 1900
         and Telex and/or Facsimile    Fax: 44 207 815 1966

         Number and Contact Details    Attn: Derivatives Settlements
         for Purpose of Giving Notice;

II.  LIMITATIONS TO EXERCISE

     No purported exercise shall be valid in the event that on the date which, but for this provision, would be the relevant Market Tranche Commencement Date (the "Failed Market Tranche Commencement Date"), the Calculation Agent notifies the parties that a Liquidity Event has occurred, where:

         Liquidity Event:              means, with respect to a Failed Market
                                       Tranche Commencement Date, the
                                       determination of the Calculation Agent on such Failed Market Tranche Commencement
                                       Date that the average daily trading
                                       volume of Shares on the Exchange on the
                                       20 Exchange Business Days prior to the
                                       Failed Market Tranche Commencement Date
                                       is less than 100,000 Shares;

C.  SETTLEMENT TERMS:

         Cash Settlement:              Applicable, subject to Section D(b)
                                       relating to a Merger Event or Tender
                                       Offer Event of this Confirmation;

         Tranche Differential:         (i) If the Tranche Price is equal to or
                                       less than $0.25, zero;

                                       (ii) If the Tranche Price is greater than $0.25 and equal to or less than $4.00, the difference between the Tranche Price and $0.25;

                                       (iii) if the Tranche Price is greater
                                       than $4.00 and equal to or less than
                                       $6.00, $3.75 plus 75% of the difference
                                       between the Tranche Price and $4.00;

                                       (iv) if the Tranche Price is greater than $6.00 and equal to or less than $8.00, $5.25 plus 50% of the difference between the Tranche Price and $6.00; or

                                       (v) if the Tranche Price is greater than $8.00, $6.25.

         Tranche Price:                Subject to Section D(b) relating to a
                                       Merger Event or Tender Offer Event of
                                       this Confirmation,

                                       (i) Where, following a Tranche Exercise
                                       Date, Party A is to dispose of Shares
                                       through a Market Disposal, the arithmetic average of the last traded price per Share as reported by the Exchange at or about each Valuation Time on each Averaging Date;

                                       (ii) Where, on the Tranche Exercise Date,
                                       Party A and Party B have agreed that a
                                       Joint Block Trade is to occur, then the
                                       lesser of (a) the arithmetic average of
                                       the price per Share (net of brokerage,
                                       underwriting and other
                                       reasonable related costs) at which Party
                                       B is able to sell Shares and (b) the
                                       arithmetic average of the price per Share
                                       (net of brokerage, underwriting and other reasonable related costs) at which Party A is able to sell Shares;

                                       (iii) Where on the Tranche Exercise Date,
                                       Party A and Party B have agreed that a
                                       Joint Disposal is to occur, then the
                                       lesser of (a) the arithmetic average of
                                       the price per Share (net of brokerage,
                                       underwriting and other reasonable related costs) at which Part B is able to sell Shares and (b) the arithmetic average of the price per Share (net of brokerage, underwriting and other reasonable related costs) at which Party A is able to sell Shares;

                                       (iv) In relation to a Tranche Exercise
                                       Date which is followed by an Individual
                                       Disposal the arithmetic average of the
                                       price per Share (net of brokerage,
                                       underwriting and other reasonable related costs) at which Party A and/or TMI is able to sell Shares whether or not Party A and/or TMI actually accept such offer and dispose of their Shares provided that Party B consults with its U.S. counsel in connection with such Tranche Exercise; or

                                       (v) In the event of a Tranche Exercise
                                       Date which arises from an Independent
                                       Disposal or a Final Disposal, the
                                       arithmetic average of the last traded
                                       price per Share as reported by the
                                       Exchange at or about each Valuation Time on the Exchange Business Day next following the Tranche Exercise Date;

         Where:

         Market Disposal:              means, following a Tranche Exercise Date,
                                       Party A and/or TMI is to dispose of
                                       Shares subject to an effective
                                       registration statement and no Joint

                                       Block Trade is agreed between Party A
                                       and/or TMI and Party B;

         Joint Block Trade:            means, following a Tranche Exercise Date,
                                       Party A and/or TMI and Party B are to
                                       dispose of Shares subject to an effective registration statement as part of a simultaneous sale in which Party A and/or
                                       TMI and Party B are both selling to the
                                       same purchaser or purchasers;

         Joint Disposal:               means a simultaneous private placement in
                                       which Party A and/or TMI and Party B are both selling to the same purchaser;

         Independent Disposal:         means a private placement arranged
                                       between Party A and/or TMI and a
                                       purchaser or purchasers, which is not a
                                       Joint Disposal and which is not in
                                       response to an exercise of Options by
                                       Party B, which in turn permits Party B to exercise Options at any time and from time to time in an amount not exceeding the number of Shares sold in such Independent Disposal;

         Final Disposal:               means a disposal of Shares by Party A
                                       and/or TMI which is not in response to an exercise of Options by Party B and following which the number of Shares then held by Party A and TMI (taken together) is zero, which in turn permits Party B to exercise Options at any time and from time to time in an amount not exceeding the number of Options not yet exercised immediately prior to such disposal;

         Individual Disposal:          means a private placement arranged
                                       between Party A and/or TMI and a
                                       purchaser or purchasers, which is not a
                                       Joint Disposal and which is in response
                                       to an exercise of Options by Party B
                                       whether or not Party A and/or TMI
                                       actually accept such offer and dispose of their Shares;

         Averaging Date:               each Exchange Business Day on which no
                                       Market Disruption Event occurs from and
                                       including the Market Tranche Commencement
                                       Date to but excluding the Market Tranche
                                       Notification Date;

         Valuation Time:               as advised by the Calculation Agent;

         Tranche Shares:               In respect of a Tranche, a number of
                                       Shares equal to the number of Options
                                       exercised;

         Settlement Payment Date:      The third Exchange Business Day next
                                       following the relevant Disposal Date; and

         Settlement Amount:            The product of the Tranche Differential
                                       and the number of Tranche Shares.

D.  TERMS OF DELISTING, MERGER AND POTENTIAL ADJUSTMENT EVENTS

Delisting Event:           (a) all or part of the Shares or all the assets or
                           substantially all the assets of the Issuer are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity or (b) by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding affecting the Issuer, holders of the Shares become legally prohibited from transferring them or (c) the Shares are suspended from quotation on the Exchange for a continuous period of more than 7 Exchange Business Days or (d) the Shares are delisted from the Exchange and do not subsequently become listed or quoted on one or more of the NASDAQ National Market, the London Stock
                           Exchange, the Toronto Stock Exchange or any other exchange or quotation system of similar repute;

Merger Event:              any (a) consolidation, amalgamation or merger of the
                           Issuer with or into another entity or (b) person or entity together with any companies controlled by such person and persons acting in concert with such person acquire directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of the Issuer or otherwise acquires directly or indirectly the power to contest the policy-making decisions of the Issuer other than a Tender Offer Event;

Tender Offer Event:        any tender offer (made to holders of Shares
                           generally) for Shares, including Shares held by Party
                           A or TMI, made pursuant to Section 14 and Regulation
                           14D thereunder of the United States Securities
                           Exchange Act of 1934, as amended;

Potential Adjustment       means any of the following:
Event:                     (i) a subdivision, consolidation or reclassification
                           of Shares;
                           (ii) a reconstruction of the Issuer;
                           (iii) a distribution of assets of the Issuer;
                           (iv) a reduction of share capital of the Issuer;
                           (v) a distribution of capital profits or capital reserves by the Issuer;
                           (vi) a bonus issue of shares or securities giving rights to shares by the Issuer (other than a scrip issue in lieu of a cash dividend);
                           (vii) an allotment or issue of securities or rights over securities by the Issuer to its shareholders by way of rights;
                           (viii) a purchase by the Issuer of Shares whether out of profits or capital and whether the consideration for such purchase is cash, securities or otherwise;
                           and
                           (ix) any other event (other than a Merger Event or Tender Offer Event) that may, in the opinion of the Bank, have a material diluting or concentrative effect on the value of the Shares.

(a) Following the occurrence of any Delisting Event, each of Party A and Party B will use their respective reasonable endeavours to agree in good faith upon another exchange or other quotation system in respect of the Shares. If there is any failure of Party A or Party B to reach agreement within 10 Business Days relating thereto, Party A, acting in good faith, shall have the right to determine another exchange or other quotation system or to terminate the transaction;

(b)(1) Following the occurrence of a Merger Event or a Tender Offer Event during which holders of Shares are offered shares or other non-cash consideration, the Tranche Price per Share shall be such non-cash consideration (per Share) offered to the holders of Shares;

(b)(2) Following the occurrence of a Merger Event or a Tender Offer Event during which holders of Shares are offered a choice or a combination of cash or non-cash consideration, the Tranche Price per Share shall, to the fullest extent such holders of Shares may receive cash, be cash, and the balance shall be the amount of such non-cash consideration (per Share) offered to the holders of Shares; and

(c) Following the declaration by the Issuer of the terms of/or any Potential Adjustment Event, Party A, if Party A is a holder of any Shares at such time, acting in good faith, shall:
         (i) determine whether such Potential Adjustment Event will have a material diluting or concentrative effect on the value of the Shares;
         (ii) determine any adjustment(s) to be made to the settlement terms of this Transaction but only to account for any material effect which such adjustment(s) shall take place; and
         (iii) exercise any right attached to the Shares owned by Party A or TMI in accordance with Party B's instructions provided that any expenses incurred in the exercise of such rights shall be met by Party B or agreed to be financed by Party A.


         5.   Account Details:

              Account for payments to Party A: Chase Manhattan Bank, New York
                                               (CHASUS33) ABA 021000021,
                                               Favour Caisse Nationale de Credit
                                               Agricole London Branch
                                               (AGRIGB2L) - A/C nb 400924633
                                               Beneficiary CAL FP Bank
                                               (CALFGB21)

              Account for payments to Party B: Barclays Bank, 54 Lombard Street,
                                               London A/c Taurus International
                                               S.A. A/c No: 59257755


         6.   Offices:

         (a) The Office of Party A for the Transaction is at 11 Moorfields Highwalk, London EC2Y 9DY, United Kingdom; and


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


         (b) The Office of Party B for the Transaction is 9 rue Sainte Zithe, L-2763, Luxembourg.

         7.       Broker/Arranger:          Not applicable.


         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK

By:  /s/ Patrick K. Palmer
   ---------------------------
   Name:  P. K. Palmer
   Title:  Designated Signatory


CONFIRMED AS OF THE DATE FIRST ABOVE WRITTEN:

Taurus International S.A.

By:  /s/ D.A.L. Bennett
   ---------------------------
   Name:  D.A.L. Bennett
   Title:  Director




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